Exhibit 99.1

For Further Information:

AT ECHO HEALTHCARE:	AT FINANCIAL RELATIONS BOARD:
Joel Kanter	Kathy Price
President and Secretary	General Information
Echo Healthcare Acquisition Corp.	(213) 486-6547
(703) 760-7888	kprice@frbir.com

FOR IMMEDIATE RELEASE

ECHO HEALTHCARE ANNOUNCES INDICATIONS OF INTEREST FROM
CERTAIN  INVESTORS TO PURCHASE SHARES OF ECHO COMMON STOCK

VIENNA, Virginia—January 3, 2008—Echo Healthcare Acquisition Corp. (“Echo” or the “Company”) (OTCBB: EHHA), a blank check company, announced today that certain investors have indicated an interest in purchasing outstanding shares of Echo common stock and using their reasonable efforts to assist brokers in causing such shares to be voted in favor of Echo’s proposed merger with XLNT Veterinary Care, Inc. (“XLNT”) at Echo’s upcoming Special Meeting of Stockholders to be held on January 4, 2008.

These investors have indicated that these purchases would be conditioned on receiving additional shares of Echo common stock or options to purchase additional shares of Echo common stock from Echo founders and shares of XLNT common stock from XLNT which will be exchanged for additional shares of Echo common stock upon the merger.  The Echo founders have proposed to deliver to such investors an aggregate of up to approximately 750,000 shares of Echo common stock or options to purchase shares of Echo common stock and XLNT has proposed to issue to such investors up to approximately 400,000 shares of XLNT common stock.

Upon completion of the merger, the shares of XLNT common stock proposed to be issued to the investors would be exchanged for approximately 312,000 shares of Echo common stock (assuming an exchange ratio in the merger of 0.7808, which is subject to change).  As described in the Echo proxy statement/prospectus filed by the Company with the Securities and Exchange Commission, the merger proposal requires that holders of less than 1,437,500 shares of Echo’s common stock vote against the merger and demand conversion of their shares.  As of January 2, 2008, Echo believes that holders of approximately 4,300,000 shares of Echo’s common stock have either delivered proxy cards indicating a vote against the merger proposal or have advised Echo and its advisors that they intend to vote against the merger proposal.  Accordingly, the proposed share deliveries and option grants by Echo founders and XLNT described above are each conditioned on the investors agreeing to purchase and use their reasonable efforts to assist brokers in causing an aggregate of approximately 3,000,000 shares to be voted in favor of the merger proposal and the other items of business to be considered at Echo’s upcoming Special Meeting of Stockholders to be held on January 4, 2008.

Echo expects that any purchases by these investors would be effected in privately negotiated transactions with Echo stockholders who were stockholders of Echo as of the November 7, 2007 record date and who have voted against the merger proposal and submitted their shares for conversion into a pro rata share of the trust fund established in connection with Echo’s initial public offering.  These shares would be purchased at prices to be negotiated between the sellers and the investors, although it is expected that the per share price would be equal to the per share amount held in trust for payment to the holders of Echo common stock who vote against the merger and request conversion of their shares.  The amount in the trust is currently estimated at $8.10 per share (net of taxes).

Each option would be purchased for an aggregate purchase price of $100 and the exercise price would be $0.0001 per share.  These options would not be exercisable until the underlying shares are released from the escrow established at the time of the Company’s IPO and applicable lock-up agreements have expired. No option would be exercisable unless the merger is consummated.  The options would have a term of one year from the date on which they become exercisable.  Finally, with respect to shares issued upon the exercise of the options, the investors also would be entitled to certain demand and piggyback registration rights that were granted to the Echo founders in respect of their pre-IPO shares.  Certain of the Echo founders have also proposed to provide limited make-whole protection as well as personal guaranties in the event the value of the shares acquired by the investor fall below a negotiated level based on the investor’s average per share basis as well as expense reimbursement in the form of a put option covering up to 100,000 shares of Echo common stock at a price of approximately $7.50 per share (subject to adjustment).

As previously announced, the Echo special meeting of stockholders will reconvene at 10:00 a.m. New York time on Friday, January 4, 2008 at the offices of McDermott Will & Emery, 340 Madison Avenue, New York, New York 10017.

Echo encourages all of its stockholders to vote their shares at the special meeting in favor of the merger proposal and the other items of business to be considered at the meeting.

About Echo Healthcare Acquisition Corp.

Echo Healthcare Acquisition Corp. is a blank check company that was formed on June 10, 2005 to serve as a vehicle for the acquisition of one or more domestic or international operating businesses in the healthcare industry.  On March 22, 2006, Echo consummated its initial public offering (“IPO”) of 6,250,000 Units. On March 27, 2006, Echo consummated the closing of 937,500 additional Units subject to the underwriters' over-allotment option.  The 7,187,500 Units sold in the IPO (including the 937,500 Units subject to the underwriters' over-allotment option) were sold at an offering price of $8.00 per Unit, which together with the private placement of the 458,333 warrants to certain stockholders and directors of Echo at an offering price of $1.20 per share, generated total gross proceeds of $58,050,000.  Of this amount, $54,947,000 was placed in trust.  Echo common stock trades on the OTC Bulletin Board under the symbol EHHA.OB. To learn more about Echo, visit the website at www.echohealthcare.com.

About XLNT Veterinary Care, Inc.

XLNT Veterinary Care, Inc. is a provider of veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals.  XLNT currently owns and operates 26 veterinary hospitals in the state of California, with approximately 800 employees.

Additional Information about the Merger and Where to Find It

Echo has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the merger, and has mailed a Proxy Statement/Prospectus concerning the proposed merger transaction to stockholders of record as of November 7, 2007.  INVESTORS AND SECURITY HOLDERS OF ECHO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT ECHO, XLNT, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain the documents free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Echo by directing a written request to: Corporate Secretary, Echo Healthcare Acquisition Corp., 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182, or by visiting Echo’s web site at www.echohealthcare.com. Investors and security holders are urged to read the proxy statement/ prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

In addition to the Registration Statement, Proxy Statement/Prospectus and supplements to that Proxy Statement/Prospectus, Echo files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Echo at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Echo’s filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Echo will be soliciting proxies from the stockholders of Echo in connection with the merger and issuance of shares of Echo common stock in the merger. Information about the participants in the solicitation and their interests in the merger is included in the Proxy Statement/Prospectus.

Safe Harbor Statement

Certain matters discussed herein, including statements as to purchases of Echo common stock by certain institutional investors, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability of such investors to complete acquisitions of Echo’s common stock, the ability of such investors to vote the shares of Echo common stock so acquired in favor of the merger with XLNT, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which XLNT is engaged, veterinary services trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the SEC reports of Echo, including its Form 10-K and 10-Q filings, and the Form S-4 Registration Statement. These forward-looking statements speak only as of the date hereof. Echo disclaims any intention or obligation to update or revise any forward-looking statements.

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